UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2026

Phoenix Education Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-42899	38-3922540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4035 S. Riverpoint Parkway Phoenix, AZ	85040
(Address of principal executive offices)	(Zip Code)

(800) 990-2765

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PXED	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2026, following the completion of Phoenix Education Partners, Inc.’s (the “Company”) first full year as a public company after its successful IPO, the Company and Blair Westblom, Chief Financial Officer and Treasurer of the Company, agreed that Ms. Westblom will separate from the Company, effective as of October 10, 2026, to focus on personal endeavors and her next professional chapter. The Company thanks Ms. Westblom for her years of service to the Company. Ms. Westblom’s departure was not the result of any disagreement with the Company on any matter relating to the Company’s financial reporting, internal controls, operations, policies or practices.

On October 9, 2026, the Company’s Board of Directors (the “Board”) appointed Michael Cochran, age 39, as interim Chief Financial Officer, effective as of October 10, 2026. Mr. Cochran has served as the Company’s Senior Vice President of Corporate Development since April 2026. Prior to this role, Mr. Cochran spent nearly five years in Morgan Stanley's Media & Communications Investment Banking group, where he served as Executive Director from 2023 to 2026 and Vice President from 2021 to 2023. Before this, he held roles at Barclays, Bank of Tokyo-Mitsubishi and Union Bank. Mr. Cochran has an M.B.A. from Columbia Business School and a B.S. from University of Southern California. No compensation decisions have been made in connection with Mr. Cochran’s appointment as interim Chief Financial Officer. Once available, any material changes to compensation that are required to be disclosed will be reported in a Current Report on Form 8-K.

On October 9, 2026, the Company entered into a separation and release agreement (the “Separation Agreement”) with Ms. Westblom. Pursuant to the Separation Agreement, Ms. Westblom will receive (i) aggregate cash severance payments of $1,137,204, (ii) her fiscal 2026 cash bonus, based on the percentage authorized by the Company’s Compensation Committee for fiscal 2026, and (iii) accelerated vesting of outstanding equity awards (with her performance stock units remaining subject to the applicable performance conditions) and an 18-month post-separation exercise period for her stock options. The Company expects to file the Separation Agreement as an exhibit to its Annual Report on Form 10-K for the fiscal year ending August 31, 2026.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX EDUCATION PARTNERS, INC.

Date: October 9, 2026	By:	/s/ Srini Medi
		Name:	Srini Medi
		Title:	Chief Legal Officer and Secretary

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